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                                                                     Exhibit 5.2


Barristers & Solicitors                      MCCARTHY TETRAULT LLP
Patent & Trade-mark Agents                   P.O. Box 10424, Pacific Centre
McCarthy Tetrault                            Suite 1300, 777 Dunsmuir Street
                                             Vancouver BC  V7Y 1K2
                                             Canada
                                             Telephone:  604 643-7100
                                             Facsimile:  604 643-7900
                                             www.mccarthy.ca






November 17, 2004


Intrawest Corporation
Suite 800, 200 Burrard Street
Vancouver, British Columbia
V6C 3L6


Sirs and Mesdames:


RE: REGISTRATION STATEMENT ON FORM F-10 RELATING TO US$226,000,000 7.50% SENIOR EXCHANGE NOTES DUE OCTOBER 15, 2013 AND CDN$125,000,000 6.875% SENIOR EXCHANGE NOTES DUE OCTOBER 15, 2009 (COLLECTIVELY, THE "SENIOR EXCHANGE NOTES")

We have acted as Canadian counsel to Intrawest Corporation ("the Corporation") in connection with the above-referenced registration statement (the "Registration Statement") filed with the Securities and Exchange Commission, as amended, for the registration of the Corporation's Senior Exchange Notes.

In connection with that registration, we consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement and the related prospectus filed with the securities regulatory authorities in Canada.

Yours very truly,

/s/ McCarthy Tetrault LLP




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